UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2026
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 7, 2026, Immuneering Corporation (the "Company") announced updated interim data from its ongoing Phase 2a clinical trial evaluating atebimetinib (formerly known as IMM-1-104), a once-daily oral mitogen-activated protein kinase kinase (or MEK) inhibitor, in combination with modified Gemcitabine/nab-Paclitaxel (“mGnP”) in first-line pancreatic cancer patients.

The Company announced that, as of a cutoff date of December 15, 2025 (the “Cutoff Date”), 64% overall survival (“OS”) at 12 months (with median follow-up time of 13.4 months) was observed in the initial intent-to-treat population of 34 patients dosed at the 320 mg once-daily dose level of atebimetinib in combination with mGnP (the “320 mg ITT Population”). The standard of care (described below) reported a 35% OS at twelve months. As of the Cutoff Date, the median OS of the 320 mg ITT Population had not been reached and the median progression free survival ("PFS") was 8.5 months.

As of the Cutoff Date, 94% OS and 83% OS were observed in the 320 mg ITT Population at six months and at nine months, respectively. The standard of care (described below) reported a 67% OS at six months; estimates of standard of care (described below) suggest a ~47% OS at nine months.

All data reported by the Company were from the same patient cohort (N=34) as the Company previously reported in September 2025.

The estimates of (and other references to) standard of care set forth above with respect to the six month and twelve month follow-up data were reported out directly from the publicly available third-party MPACT pivotal trial data for gemcitabine/nab-paclitaxel. The estimates of (and other references to) standard of care set forth above with respect to the nine month follow-up data were extrapolated and reconstructed by the Company based on the publicly available third-party MPACT pivotal trial data for gemcitabine/nab-paclitaxel. The Company’s Phase 1/2a clinical trial of atebimetinib does not include a head-to-head comparison against any other agents, and caution should be exercised when comparing data across trials.

The Company also announced that, as of the Cutoff Date, atebimetinib in combination with mGnP continued to be generally well tolerated. As of the Cutoff Date, Grade ≥ 3 treatment-emergent adverse events (“TEAEs”) observed in 10% or greater of patients in the 320 mg ITT Population consisted of Anemia (six patients or 18%) and Neutropenia (six patients or 18%). Grade ≥ 3 TEAEs observed in less than 10% of patients in the 320 mg ITT Population included Fatigue (6%), Leukopenia (3%), Vomiting (3%), Febrile Neutropenia (3%), Hypokalemia (3%) and Nausea (3%). No Grade 5 TEAEs were observed in this patient population and no new safety signals were identified.

The Company expects the following near-term anticipated milestones related to atebimetinib:

•Presenting further updated circulating tumor DNA data on acquired alterations from cancer patients treated with atebimetinib at a major scientific meeting, in the second quarter of 2026.
•Announcing further updated survival data from over 50 first-line pancreatic cancer patients treated with atebimetinib in combination with mGnP in the Company’s ongoing Phase 1/2a clinical trial, in the first half of 2026.
•Dosing the first patient in a pivotal Phase 3 clinical trial of atebimetinib in combination with mGnP in first-line pancreatic cancer patients, in mid-2026.
•Dosing the first patient in a clinical trial of atebimetinib in combination with Libtayo® in non-small cell lung cancer patients, in the second half of 2026.

Forward-Looking Statements

This Current Report on Form 8-K (this "Current Report") contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the Company’s plans to develop, manufacture and commercialize its product candidates; the treatment potential of atebimetinib, alone or in combination with other agents, including with mGnP in first-line pancreatic cancer and with Libtayo in non-small cell lung cancer; the timing of the Company's planned clinical trials (including a pivotal trial evaluating atebimetinib) and related patient dosing; and the timing, venue and content of the Company's future data releases and presentations.

These forward-looking statements are based only on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2025, as such factors may be updated from time to time in the Company’s filings with the SEC, which could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: January 7, 2026	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary